                                                                EXHIBIT 10.15(b)


                          SHARED FACILITIES AGREEMENT

                         Dated as of December 18, 2000

                                     among

                       SOUTHERN ENERGY MID-ATLANTIC, LLC

                                      and

          MORGANTOWN OL1 LLC, MORGANTOWN OL2 LLC, MORGANTOWN OL3 LLC, MORGANTOWN OL4 LLC, MORGANTOWN OL5 LLC, MORGANTOWN OL6 LLC,
                             AND MORGANTOWN OL7 LLC


      ____________________________________________________________________

                               POWER STATION SITE
                           LOCATED IN CHARLES COUNTY
                                    MARYLAND
      ____________________________________________________________________

                    MORGANTOWN SHARED FACILITIES AGREEMENT

          THIS SHARED FACILITIES AGREEMENT (this "Agreement"), dated as of
                                                  ---------
December 18, 2000 is between SOUTHERN ENERGY MID-ATLANTIC, LLC, a Delaware limited liability company (herein, together with its successors and permitted assigns, called "SEMA") and MORGANTOWN OL1 LLC, MORGANTOWN OL2 LLC, MORGANTOWN
                 ----
OL3 LLC, MORGANTOWN OL4 LLC, MORGANTOWN OL5 LLC, MORGANTOWN OL6 LLC, and MORGANTOWN OL7 LLC, each a Delaware limited liability company created for the benefit of the Owner Participant (herein, each together with its successors and permitted assigns, called a "Owner Lessor", and collectively called the "Owner
                             ------------                                -----
Lessors").  The Owner Lessors (collectively) and SEMA are referred to herein
-------
individually as a "Party" and collectively as the "Parties."
                   -----                           -------

                              W I T N E S S E T H:

          WHEREAS, in accordance with the Participation Agreements dated as of December 18, 2000, among each of the Owner Lessors and SEMA, the Owner Manager, the Owner Participant, and the State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee and as Lease Indenture Trustee (as amended, modified and supplemented and in effect from time to time the "Participation Agreements") and the other Operative Documents (as
             ------------------------
defined in the Participation Agreements), Potomac Electric Power Company ("Pepco") will transfer the Undivided Interests to the Owner Lessors pursuant to
  -----
the Facility Deeds and Bills of Sale, and the Owner Lessors have agreed to lease the Undivided Interests to SEMA pursuant to the terms and conditions of the Facility Leases; and

          WHEREAS, the Owner Lessors desire to obtain from SEMA the right to use its interest in certain property and equipment located on the SEMA Owned Facilities Site and more fully described on Exhibit A hereto (the "SEMA Shared
                                                                   -----------
Facilities"), together with certain related services, and SEMA desires to obtain
----------
from the Owner Lessors the right to use certain property and equipment located on the Owner Lessor Owned Facilities Site, more fully described on Exhibit B hereto (the "Owner Lessor Shared Facilities"), together with certain related
             ------------------------------
services, in each case which are used in common with the SEMA Owned Facilities and Owner Lessor Owned Facilities (the SEMA Shared Facilities and the Owner Lessor Shared Facilities being referred to herein collectively as the "Shared
                                                                       ------
Facilities") and each Party hereto is willing to make available its interest in
----------
such property and equipment and to provide such services to the other Party on the terms and conditions provided herein; and

          WHEREAS, as a condition to the obligations of the Parties under the Participation Agreements and the other Operative Documents, the Parties desire to enter into this Agreement to establish their respective rights in the Shared Facilities and the services relating to the operation and maintenance of the SEMA Owned Facilities and the Owner Lessor Owned Facilities and the other matters provided herein.

          NOW THEREFORE, in consideration of the payments hereunder, the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1  Definitions.  The following terms shall have the respective
                  -----------
meanings set forth above or in this Section 1.1. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Participation Agreements. The rules of usage set forth in the General Provisions of Appendix A to the Participation Agreements apply to this Agreement except as otherwise provided herein.

          "Consulting Engineer" shall mean an independent firm of professional
           -------------------
     engineers providing professional services in the fields of engineering, design and construction management of electric generating facilities, reasonably chosen by the Owner Lessors and reasonably acceptable to SEMA, provided, that at any particular time there shall be no more than one
     --------
     Consulting Engineer.

          "Contract Year" shall mean the 12-month period commencing at 12:01
           -------------
     a.m. on January 1 of each year and ending at 12:00 a.m. on the following January 1, except that the first Contract Year shall begin on the Lease Termination Date and shall end at 12:00 a.m. on the following January 1.

          "Event of Force Majeure" means any event which is not within the
           ----------------------
     reasonable control of SEMA or the Owner Lessors and which directly or indirectly makes continued operation of the SEMA Owned Facilities or the Owner Lessor Owned Facilities or production of electricity thereat impracticable including, without limitation, the following, to the extent they meet the foregoing conditions: any type of labor dispute or industrial action of any kind (including, without limitation, a strike, interruption, slowdown and other similar action on the part of organized labor), any lockout, act of public enemy, war (declared or undeclared), civil war, sabotage, blockade, revolution, riot, insurrection, civil disturbance, terrorism, epidemic, cyclone, tidal wave, landslide, lightning, earthquake, flood, storm, fire, adverse weather conditions, explosion, breakage or accident to machinery or equipment or pipe or transmission line or other facility, embargo, and any inability to obtain or delay in obtaining permits, approvals, equipment, materials or transport.

          "Expiration Date" shall have the meaning set forth in Section 3.1 of
           ---------------
     this Agreement.

          "Lease Termination Date" shall mean the earlier of (a) the date of
           ----------------------
     expiration or earlier termination of any Facility Lease (other than in connection with an Event of Loss thereunder) in circumstances where SEMA, or any of its respective Affiliates or designees have not acquired the Undivided Interest and (b) the date on which the Owner Lessors exercise remedies under Section 18.1(b), (c), (d) or (e) of the Facility Leases.

          "Majority of the Owner Lessors" shall have the meaning set forth in
           -----------------------------
     Section 5.19 of this Agreement.

          "Maximum Operating Capacity" shall mean, with respect to any of the
           --------------------------
     Owner Lessor Owned Facilities or the SEMA Owned Facilities, as the case may be, the maximum net amount of electricity that can be generated by such Owner Lessor Owned Facilities or SEMA Owned Facilities in commercial operation for sustained periods. Unless otherwise specified, references to "Maximum Operating Capacity" shall refer to Maximum Operating Capacity of the Facility.

          "Operator" shall mean the "Operator" under and as defined in the
           --------
     Ownership & Operation Agreement, or any successor operator appointed in accordance with Article 5 of the Ownership & Operation Agreement.

          "Owner Lessor Owned Facilities" shall mean the Facility, and all other
           -----------------------------
     electric generating or related facilities located on the Owner Lessor Owned Facilities Site and sold to the Owner Lessors in connection therewith, including but not limited to the Owner Lessor Shared Facilities.

          "Owner Lessor Owned Facilities Site" shall mean the land on which the
           ----------------------------------
     Owner Lessor Owned Facilities are located and leased to the Owner Lessors pursuant to the Facility Leases, as more fully described on Exhibit D hereto.

          "Owner Lessor Shared Facilities" shall have the meaning set forth in
           ------------------------------
     the Recitals hereto.

          "Ownership & Operation Agreement" shall mean the Morgantown Base-Load
           -------------------------------
     Units 1 and 2 Coal-Fired Electric Generating Units Ownership & Operation Agreement by and among the Owner Lessors and SEMA, dated as of December 18, 2000.

          "Parts" shall mean all appliances, parts, instruments, appurtenances,
           -----
     accessories, furnishings and other equipment of whatever nature which may from time to time be incorporated or installed in or attached to the Shared Facilities.

          "Permitted Transferee" shall mean any Person that (1) at the time of
           --------------------
     the relevant transfer referred to in Section 5.5, is not the subject of any bankruptcy, insolvency or similar proceeding, and (2) unless waived by the other Party at the time of such transfer, has (or its beneficial owner or the guarantor of either of the foregoing has) a net worth of at least Seventy-Five Million and 00/100 Dollars ($75,000,000).

          "Power Station Site" shall mean the SEMA Owned Facilities Site and the
           ------------------
     Owner Lessor Owned Facilities Site, as more fully described on Exhibit C hereto.

          "SEMA Owned Facilities" shall mean the electric generation facilities
           ---------------------
     and related assets owned by SEMA or any of its Affiliates and not sold to the Owner Lessors that are located on the SEMA Owned Facilities Site, including but not limited to the SEMA Shared Facilities.

          "SEMA Owned Facilities Site" shall mean all the land comprising the
           --------------------------
     Power Station Site, excluding the Owner Lessor Owned Facilities Site.

          "SEMA Shared Facilities" shall have the meaning set forth in the
           ----------------------
     Recitals hereto.

          "Shared Facilities" shall have the meaning set forth in the Recitals
           -----------------
     hereto.

          "Transaction Party" shall mean any Person party to an Operative
           -----------------
     Document in connection with the Overall Transaction.

     SECTION 1.2  Use of Definitions.  All terms defined in this Agreement shall
                  ------------------
have the defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement.

                                  ARTICLE II

                          EFFECTIVE DATE OF AGREEMENT

     SECTION 2.1  Effective Date of Agreement.  This Agreement shall be
                  ---------------------------
effective on and as of the date hereof (the "Effective Date"); provided,
                                             --------------    --------
however, that no Party shall have any obligation hereunder until the Lease
-------
Termination Date; provided, further, however, that this Agreement shall not in
                  --------  -------  -------
any way affect the respective rights and obligations of the Parties under the terms of any of the Operative Documents which may then still be in effect. Nothing herein contained shall be construed as requiring SEMA to take, or cause the taking of, any action in violation of or to prevent SEMA from exercising, or causing the exercise of, any of SEMA's rights under, the Facility Leases or that would, without the written consent of the affected Owner Lessors, impair the rights of, or have any other adverse consequences to, such Person, its related Owner Participant or any Party related thereto under the relevant Facility Lease. Prior to the Lease Termination Date, the duties, responsibilities and rights of SEMA in respect of the Undivided Interests and the Facility shall be governed exclusively by the terms of the Facility Leases.

                                  ARTICLE III

                               SHARED FACILITIES

     SECTION  3.1  Use of Shared Facilities.  SEMA and the Owner Lessors each
                   ------------------------
hereby agrees to operate (or cause the operation in accordance with Section 3.2 hereof) the SEMA Shared Facilities and the Owner Lessor Shared Facilities, respectively, for its own benefit and for the benefit of the other Party to the extent necessary or useful in connection with the use and enjoyment of the SEMA Owned Facilities or the Owner Lessor Owned Facilities, as the case may be, commencing on the Lease Termination Date and continuing until the Owner Lessor Owned Facilities shall permanently cease to operate (the "Expiration Date"). If the Owner Lessors elect to permanently
                 ---------------
cease operations of the Owner Lessor Owned Facilities, the Owner Lessors shall give SEMA at least sixty (60) days prior written notice of such cessation.

     SECTION 3.2  Operation and Maintenance of Shared Facilities.  At all times
                  ----------------------------------------------
during the term of this Agreement, each Party shall, or shall cause a Person which is at all times qualified and licensed or otherwise authorized under any Requirement of Law to operate the Shared Facilities (including, in respect of the Owner Lessors, any Operator)(such Person, such Party's "Contractor") to,
                                                            ----------
use, operate, maintain, inspect, service, repair, rebuild and overhaul the Shared Facilities owned by such Party (to the extent represented by the Undivided Interest), and each Part thereof, or cause the same to be operated, maintained, inspected, serviced, repaired, and overhauled in good operating order, repair and condition, reasonable wear and tear excepted, consistent with Prudent Industry Practice and in accordance with any Requirement of Law; and in accordance with sound United States industry and electricity generating practices and in such a manner as not intentionally to cause a material decrease or diminution of the value, residual value, utility or remaining useful life of any of the Owner Lessor Owned Facilities or SEMA Owned Facilities, as the case may be, or the Owner Lessor Shared Facilities or SEMA Shared Facilities, as the case may be, reasonable wear and tear excepted; provided, however, that, such
                                                --------  -------
Party shall not be obligated to comply with any Requirement of Law in respect of the matters hereinabove referred to, so long as such failure of compliance shall not involve:

          (a) a material risk of the foreclosure, sale, forfeiture or loss of any of the Undivided Interests, the Owner Lessor Owned Facilities, the SEMA Owned Facilities, the Power Station Site, or any material Part of any of the foregoing;

          (b) a material adverse effect on the use, operation or maintenance of the SEMA Owned Facilities or the Owner Lessor Owned Facilities;

          (c) a material decrease or diminution of the value, utility or remaining useful life of any of the SEMA Owned Facilities or the Owner Lessor Owned Facilities,

          (d) a material risk of (i) subjecting the other Party or any Permitted User (as defined in Section 3.4 hereof, other than such Party or such Party's Contractor) to (A) regulation as a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" required to register under PUHCA or (B) public utility regulation under the laws of the State of Maryland or (ii) the failure of the other Party or any Permitted User to (A) be an "exempt wholesale generator" under PUHCA, (B) be interconnected with the high voltage network or to have access to transmission services and ancillary services to sell wholesale electric power or (C) have the authority to sell wholesale electric power at market-based rates and, in the case of clause (i) or (ii), such circumstance could reasonably be expected to result in a Material Adverse Effect on the other Party or any Permitted User; or

          (e) a risk of (or, except with respect to the risk of criminal liability, if the application or validity of such Requirement of Law is being contested diligently and in good faith by appropriate proceedings, a material risk of) criminal liability or civil liability being incurred by any Transaction Party (other than such Party or such Party's Contractor) and, solely in the case of such civil liability, either (i) such Party has not agreed, in a written instrument in form and substance reasonably satisfactory to such Transaction Party, to indemnify such Transaction Party against the payment thereof or (ii) the event or events in question are recurring and are of such a nature so as to subject the other Party or any of its Affiliates to material adverse publicity or other consequences for which compensation in the form of reimbursement of monetary damages is, in the good faith judgment of such Person, not sufficient, and (x) such Party has failed to cure such event or events during the six-month period commencing on the date on which the other Party delivered notice to such Party concerning such event or (y) at any time during the cure period referred to in the preceding subclause (x), such Party fails to pursue diligently the cure of such event.

          SECTION 3.3  Insurance for Shared Facilities.
                       -------------------------------

          (a)  General Coverage.  At all times during the term of this
               ----------------
     Agreement, each Party will cause to be carried and maintained on or with respect to the SEMA Shared Facilities or Owner Lessor Shared Facilities, as the case may be, with insurers of recognized responsibility selected by such Party, (i) insurance against damage to or destruction of such Shared Facilities (including, but not limited to, boiler and machinery breakdown insurance), (ii) liability insurance with respect to third Party personal injury and property damage and (iii) business and service interruption insurance.

          (b)  Application of Proceeds.  All proceeds of any insurance against
               -----------------------
     damage to or destruction of the Shared Facilities or boiler and machinery breakdown insurance relating to an Event of Loss involving such Shared Facilities received at any time by such Party owning such Shared Facilities, shall be retained by or paid to such Party, and such Party shall apply such proceeds first, in payment for the repair or restoration
                               -----
     of such Shared Facilities, to the extent necessary so that the condition of such Shared Facilities after such repair or replacement shall be at least equivalent to the condition thereof before the occurrence of such Event of Loss (on the assumption that such Shared Facilities were, immediately prior to the occurrence of such Event of Loss, being maintained in accordance with the terms of this Agreement), if such repair or restoration has not already been paid for by such Party; provided, however, that such
                                          --------  -------
     application of such proceeds shall be required only to the extent that services affected by such Event of Loss are not available from third parties at rates comparable to the rates payable to such Party for such services hereunder; and second, to reimburse such Party for any such
                             ------
     payment or service made by such Party in connection with such repair or restoration, and any balance remaining shall be retained by or paid to such Party for its own account.

     SECTION 3.4  Non-Exclusive Right to Use; Control of Shared Facilities.
                  --------------------------------------------------------
Notwithstanding anything herein contained to the contrary, it is expressly understood and agreed that the Shared Facilities shall be made available for the use and benefit of the Owner Lessor Owned Facilities and the SEMA Owned Facilities on a nondiscriminatory basis, but that dominion and control over the SEMA Shared Facilities or Owner Lessor Shared Facilities, as the case may be, shall remain with SEMA or the Owner Lessors, as the case may be, any such Party's Affiliates or any such Party's Contractor (a "Permitted User") and all
                                                      --------------
rights of the other Party hereunder shall be subject to all reasonable operational, environmental and safety rules and procedures required by SEMA or the Owner Lessors, as the case may be, and such Permitted User. Notwithstanding any provision herein to the contrary, if the Shared Facilities are, at any time, insufficient to allow the Owner Lessor Owned Facilities and the SEMA Owned Facilities, as the case may be, to operate at their respective Maximum Operating Capacities because of the construction of an additional electricity generating facility or facilities located at the Power Station Site (each, an "Additional
                                                                    ----------
Facility"), or to allow SEMA or the Owner Lessor to use or operate the SEMA
--------
Owned Facilities or the Owner Lessor Owned Facilities, respectively, as contemplated herein or the Facilities as contemplated by the Operative Documents or by the Facility Site Lease or preclude the use or operation of the Facility Site in substantially the same manner and to substantially the same extent as was permitted prior to such construction, in any such case, then the Owner Lessor Owned Facilities and the SEMA Owned Facilities, as the case may be, shall have priority use of the Shared Facilities in such amounts and for such time as required to allow the Owner Lessor Owned Facilities and the SEMA Owned Facilities, as the case may be, to operate at their respective Maximum Operating Capacities; provided, however, that as between the Owner Lessor Owned Facilities
            --------  -------
and the SEMA Owned Facilities, the Owner Lessor Owned Facilities shall have priority use over the Owner Lessor Shared Facilities and the SEMA Owned Facilities shall have priority use over the SEMA Shared Facilities.

                                   ARTICLE IV

                                    PAYMENT

       SECTION  4.1  Payment.  In consideration of the agreement of each Party
                     -------
to operate its Shared Facilities and the other services to be provided by such Party hereunder, the other Party shall pay the following amounts (each such payment being a "Shared Facilities Payment") to such Party, beginning on the
                 -------------------------
June 30 or December 30 which first succeeds the Lease Termination Date and continuing on each June 30 and December 30 thereafter to and including the earlier to occur of (a) 11:59 p.m. (EST) on December 18, 2045, or (b) the Expiration Date (the "Base Payment Period"). During the Base Payment Period,
                      -------------------
(x) SEMA shall pay to the Owner Lessors an annual Shared Facilities Payment in the amount of Five Hundred Ninety Four Thousand and No/100 Dollars ($594,000.00) in respect of the Owner Lessor Shared Facilities, payable in two equal semi-annual installments, and (y) each Owner Lessor shall pay to SEMA its proportional share of an annual Shared Facilities Payment in the amount of One Million Eight Hundred Forty Seven Thousand and No/100 Dollars ($1,847,000.00) in respect of the SEMA Shared Facilities, payable in two equal semi-annual installments.

For any year following the Base Payment Period in which this Agreement shall continue to be in effect, each Party agrees to adjust its annual Shared Facilities Payment in accordance with the formula set forth below. The initial calculation of such adjustments to the Shared Facilities Payments shall be made within thirty (30) days after the end of the Base Payment Period (the "Initial
                                                                       -------
Adjustment Date"), and shall be subsequently recalculated every fifth (5th) year
---------------
thereafter for so long as this Agreement continues to be in effect (the Initial Adjustment Date and each anniversary thereof for which the Shared Facility Payments are recalculated as described above is referred to as a "Change Date").
                                                                  -----------
In applying the formula the following definitions shall prevail:

       (i)    "Bureau" means the Bureau of Statistics of the United States
               ------
Department of Labor or any successor agency that shall issue the indices or data referred to in subdivision (ii) below.

       (ii)   "Price Index" means the U.S. Consumer Price Index for all Urban
               -----------
Consumers - U.S. City Average (all items) as issued from time to time by the Bureau or if the publication of the Consumer Price Index is discontinued, a comparable index similar in nature to the discontinued index which clearly reflects the diminution (or increase) in the real value of the purchasing power of the U.S. Dollar.

       (iii)  "Monthly Price Index" means the Price Index issued by the Bureau
               -------------------
for each respective month in which a Change Date occurs. Each Change Date will thus have its own Monthly Price Index.

       (iv)   "Base Index" means the Price Index issued by the Bureau for the
               ----------
month of December, 2044.

       (v)    The "issue" of a Price Index means the release to the public of
                   -----
Price Index for the relevant month and the date of issue shall be the date it is so released, whether or not the release occurs within such relevant month. Retroactive adjustments shall be made to any payments made with respect to a month before the issue of a Price Index for that month.

Commencing on any Change Date, the annual Shared Facilities Payments payable by SEMA shall be increased or decreased for the next five (5) year period to an amount calculated by multiplying the annual Shared Facilities Payments in effect for the period immediately prior to such Change Date by a fraction, the numerator of which is the Monthly Price Index in respect of the Change Date in question and the denominator of which is the Monthly Price Index in respect to the immediately preceding Change Date (or the Base Index with respect to the Initial Adjustment Date).

The Shared Facility Payments shall be payable semi-annually in arrears in two installments on June 30 and December 30 of each applicable year. All Shared Facilities Payments for any partial semi-annual period during which the last day of the term hereof occurs shall be prorated, in each case, on the basis of the actual number of days in such semi-annual period. The Parties agree that each Shared Facilities Payment made by SEMA hereunder shall be netted against the correlative Shared Facilities Payment by Owner Lessors, and that Owner Lessors shall remit its net Shared

Facilities Payment to SEMA on the applicable semi-annual payment date. Any Shared Facilities Payments hereunder shall be in U.S. Dollars, and shall be made to such Person and at such location as the receiving Party shall designate in writing to the other Party from time to time.

     SECTION 4.2  Payment Default.  The failure of either Party to make any
                  ---------------
payment required to be made under Section 4.1 within 30 days after receipt of written notice of such nonpayment shall constitute a default hereunder. If any such default occurs and is continuing, the non-defaulting Party may terminate this Agreement by giving written notice to the defaulting Party the Owner Participant, if applicable, and, if the Lien of the Lease Indenture shall not have been discharged, the Lease Indenture Trustee of such default and the intention to terminate, which termination shall be effective on a date specified in such notice that is no earlier than 30 days following the date of such notice unless such default shall have been cured prior to such specified date.


                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.1  Notices.  Any notice, request, demand or other communication
                  -------
provided for in this Agreement shall be in writing in English and shall be given and be deemed to have been duly given and received in the manner and at the time or times provided for in Section 16.5 of the Participation Agreement.

     SECTION 5.2  Force Majeure.  No Party hereto shall be considered to be in
                  -------------
default in the performance of any of the obligations hereunder, other than obligations of the Parties hereto to pay amounts due hereunder, if failure of performance shall be due to an Event of Force Majeure. Any Party hereto rendered unable to fulfill any obligation by reason of an Event of Force Majeure shall give prompt notice of the same to the other Party, detailing such Event of Force Majeure and thereafter exercise due diligence to remove such inability with all reasonable dispatch. Payment obligations of either hereunder may be suspended to the extent and for so long as either Party's performance hereunder is suspended due to an Event of Force Majeure, except with regard to payment for services actually rendered and for such Shared Facilities made available prior to or during the occurrence of such Event of Force Majeure.

     SECTION 5.3  Late Payments.  In the event any payment required to be made
                  -------------
hereunder is not submitted within the time period herein specified, the Party failing to make such payment shall pay, in addition to the amount of the required payment, interest at a rate per annum equal to the Overdue Rate, from the date when such payment was due to the date of payment.

     SECTION 5.4  Successors and Assigns.  This Agreement shall be binding upon
                  ----------------------
and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Each Owner Lessor may assign as security its rights hereunder to the Lease Indenture Trustee. The Lease Indenture Trustee shall have no obligations hereunder as a result of such assignment.

Upon foreclosure upon the Undivided Interest of an Owner Lessor, the rights of such Owner Lessor hereunder may be transferred to the person who acquires such Undivided Interest.

     SECTION 5.5  Transfers and Assignments.  SEMA and each Owner Lessor may
                  -------------------------
transfer or assign its rights under this Agreement to any Person without the consent or approval of the other Party. Subject to the assignment provisions of any Operative Document then in effect, including Section 23.4 of any Facility Lease, SEMA may not assign its obligations under this Agreement to any Person, without (i) the consent of the Majority of Owner Lessors, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) the assumption by the transferee of the obligations of SEMA in a manner reasonably satisfactory to the Majority of Owner Lessors. No Owner Lessor may assign its obligations under this Agreement to any Person, without (i) the consent of SEMA, which consent shall not be unreasonably withheld or delayed and (ii) the assumption by the transferee of the obligations of such Owner Lessor in a manner reasonably satisfactory to SEMA. Neither SEMA nor any Owner Lessor shall (nor shall it permit any other Person to), without the prior written consent of SEMA or the Majority of Owner Lessors, as the case may be, which consent shall not be unreasonably withheld, sell, assign, lease or otherwise transfer the SEMA Shared Facilities or such Owner Lessor's Undivided Interest in the Owner Lessor Shared Facilities, as the case may be, to any Person that is not a Permitted Transferee, except for sales of assets no longer used or useful hereunder. SEMA or any Owner Lessor shall cause each Person to whom SEMA or any Owner Lessor shall sell, assign, lease or otherwise transfer the SEMA Shared Facilities or such Owner Lessor's Undivided Interest in the Owner Lessor Shared Facilities, as the case may be, (other than in connection with any sale of assets no longer used or useful hereunder) to enter into an agreement assuming the obligations of SEMA or such Owner Lessor hereunder in form and substance satisfactory to SEMA or the Majority of Owner Lessors, as the case may be (accompanied by such opinions of counsel, certificates and other documents as the SEMA and each Owner Lessor shall reasonably request). Upon the execution and delivery of such new agreement by the transferee, assignee or tenant to SEMA or any Owner Lessor, this Agreement shall terminate with respect to SEMA or the Owner Lessor transferring its Undivided Interest in the Owner Lessor Shared Facilities, as the case may be, and such party shall be fully released from all obligations and liabilities hereunder and SEMA and each remaining Owner Lessor shall look solely to such transferee, assignee or tenant for performance of all the terms, covenants and conditions set forth in such new agreement.

     SECTION 5.6  Conflict with Operative Documents.  From and after the date
                  ---------------------------------
hereof, should any provision of this Agreement be inconsistent or in conflict with the provisions of any of the Operative Documents (other than the Ownership and Operation Agreement), the provisions of such Operative Documents shall be controlling. Notwithstanding the foregoing, from and after the date hereof, should any provision of this Agreement be inconsistent or in conflict with the provisions of the Ownership and Operation Agreement, the provisions of this Agreement shall be controlling.

     SECTION 5.7  Binding Obligations.  All of the respective covenants,
                  -------------------
undertakings and obligations of each Party hereto set forth in this Agreement shall bind and shall be and become the covenants and obligations of such Party and, to the extent permitted by law and the existing contracts of such Party, shall apply to and bind:

               (a) All mortgagees, trustees and secured parties under all present and future mortgages, indentures and deeds of trust, security agreements and other financing arrangements which are or may become a Lien upon the SEMA Owned Facilities or the Owner Lessor Owned Facilities;

               (b) All receivers, assignees for the benefit of creditors, bankruptcy trustees and referees of, or having control or jurisdiction over, such Party;

               (c) All other Persons claiming by, through or under any of the foregoing; and

               (d) Any successors or permitted assigns of any of those mentioned above in this Section 5.7.

     SECTION 5.8  Term.  The term of this Agreement shall commence on the
                  ----
Effective Date and shall expire on the earliest of (a) the Expiration Date specified in Section 3.1; or (b) at such other time as may mutually be agreed upon by each of the Parties hereto; provided, however, that, in no event shall
                                    --------  -------
such term expire prior to release of the Lien of the Lease Indenture Trustee without the consent of the Lease Indenture Trustee. Upon the expiration of the term of this Agreement, all rights with respect to the Shared Facilities granted and conveyed herein shall wholly terminate and expire.

     SECTION 5.9  Further Assurances.  Each Party hereby agrees (at the cost and
                  ------------------
expense of the requesting Party), at the expiration of the term of this Agreement, to execute and deliver such release or other document as any other Party may reasonably request for the purpose of further evidencing the expiration and termination of any and all rights with respect to the Shared Facilities hereunder which shall then have expired or been terminated pursuant to the provisions hereof. Each release or other document so to be executed and delivered shall be in recordable form if any Party so requests. In addition, each Party hereto shall (at the cost and expense of the requesting Party) promptly and duly execute and deliver to each other Party such documents and take such further action as each other Party may reasonably request to carry out more effectively the intent and purpose of this Agreement and to maintain the prior security interest of the Lease Indenture Trustee in this Agreement and the rights in the Shared Facilities granted and conveyed hereunder.

     SECTION 5.10  Termination.  Except as provided in Section 5.8, this
                   -----------
Agreement shall not terminate, nor shall any of the rights in the Shared Facilities granted and conveyed hereunder be extinguished, lost, conveyed or otherwise impaired, in whole or in part, by any cause or for any reason whatsoever, including, without limitation, the following: (a) the occurrence or existence of any Lease Event of Default, (b) any damage to or destruction of all or any part of the SEMA Owned Facilities or the Owner Lessor Owned Facilities, or the taking of the SEMA Owned Facilities or the Owner Lessor Owned Facilities or any portion thereof by expropriation, condemnation or otherwise, (c) any prohibition, limitation or restriction of any Party's use of all or any part of its property or the interference of such use by any Person, or any eviction by any person holding superior title or otherwise, (d) the termination or loss of the interest of the Owner Lessors or SEMA under the Facility Lease, (e) the assumption by SEMA of the obligations of the Owner Lessors under the Notes, the Lease Indenture or any other Operative Document, (f) the coincident ownership by any Person of any estate or interest in any of the Shared Facilities and other rights granted and conveyed pursuant to this Agreement with any estate or interest in the Power Station Site or any parts of any Part thereof, (g) any inadequacy, incorrectness or failure of the description of the Power Station Site, the Owner Lessor Owned Facilities Site, the SEMA Owned Facilities Site, the Shared Facilities or any property or rights intended to be granted or conveyed by this Agreement, (h) any default in the performance or the observance by any Party hereto of any of their respective covenants and agreements to be performed and observed by it under any of the Operative Documents, (i) the insolvency, bankruptcy, reorganization or similar proceedings by or against any Party hereto, (j) any non-use or excessive use of the Shared Facilities, or (k) any other reason whatsoever, whether similar or dissimilar to any of the foregoing.

     SECTION 5.11  Condemnation of Shared Facilities.  In the event all or any
                   ---------------------------------
part of the SEMA Shared Facilities or Owner Lessor Shared Facilities, as the case may be, shall be taken by appropriation for public or quasi-public use under the right of eminent domain or otherwise, the award made by the condemning authority shall be distributed to SEMA or the Owner Lessors, as the case may be. SEMA or the Owner Lessors, as the case may be, shall apply all proceeds of the condemnation award received by it in respect of the SEMA Shared Facilities or the Owner Lessor Shared Facilities, as the case may be, toward the costs of repairing or replacing such Shared Facilities or the part thereof which has been damaged; and any such proceeds not required for such purpose shall be distributed to the other Party to the extent of the value of its interest in such Shared Facilities granted and conveyed hereunder.

     SECTION 5.12  Amendments.  This Agreement may not be amended, modified or
                   ----------
otherwise altered in any manner except in writing signed by SEMA and a Majority of the Owner Lessors.

     SECTION 5.13  Severability.  In the event that any provision in this
                   ------------
Agreement is declared illegal or no longer in force by reason of any judgment or order issued by a court or regulatory body of competent jurisdiction, all remaining provisions of this Agreement not affected by such judgment or order shall continue in full force and effect. In addition, the failure of any Party hereto to perform any of its respective obligations hereunder shall not relieve such Party from performing any other such obligation, and each Party may enforce the several obligations hereunder as if they were separate and independent obligations the responsible Party.

     SECTION 5.14  Indemnification.  Each Party (an "Indemnifying Party") shall
                   ---------------
indemnify, protect, save and hold harmless the other Party, the other Party's Affiliates and Contractors and their respective directors, officers, employees, servants and agents (each, an "Indemnified Party") from and against any and all Claims imposed on, incurred by or asserted against the Indemnified

Party arising from any violation of the terms of this Agreement by such Indemnifying Party or such Indemnifying Party's Affiliates or Contractors.

     SECTION 5.15  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts. All such counterparts shall be deemed originals and shall constitute but one and the same instrument.

     SECTION 5.16  Governing Law.  This Agreement was negotiated in the State of
                   -------------
New York which the Owner Lessors and SEMA agree has a substantial relationship to the Parties and to the underlying transaction embodied hereby, and, in accordance with (S) 5-1401 of the New York General Obligations Law, in all respects, including matters of construction, validity and performance, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any Requirement of Law of the United States of America, except that the
                                                            ------
provisions for the creation and enforcement of the interests created hereby shall be governed by and construed according to the law of the State of Maryland, it being understood that, to the fullest extent permitted by the law of the State of Maryland, the law of the State of New York shall govern the validity and the enforceability of the representations, warranties, covenants and obligations of the Owner Lessors and SEMA under this Agreement and all other Operative Documents and all of the indebtedness arising hereunder or thereunder. To the fullest extent permitted by law, the Owner Lessors and SEMA hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Agreement, except as expressly otherwise provided above.

     SECTION 5.17  Consent to Jurisdiction; Waiver of Trial by Jury, Process
                   ---------------------------------------------------------
Agent.  Each of the Parties hereto (i) hereby irrevocably submits to the
-----
nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any Party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the Parties hereto or their successors or assigns;
(ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court; and (iii) to the extent permitted by Requirement of Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

     TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OPERATIVE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF

THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

     By the execution and delivery of this Agreement, SEMA designates, appoints and empowers Corporate Service Company ("CSC") as its authorized agent to
                                         ---
receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York for so long as any obligation of SEMA shall remain outstanding hereunder or under any of the other Operative Documents. SEMA shall grant an irrevocable power of attorney to CSC in respect of such appointment and shall maintain such power of attorney in full force and effect for so long as any obligation of SEMA shall remain outstanding hereunder or under any of the Operative Documents.

     SECTION 5.18  Limitation of Liability.  It is expressly understood and
                   -----------------------
agreed by the Parties hereto that (a) this Agreement is executed and delivered by the Wilmington Trust Company (the "Trust Company"), not individually or
                                      -------------
personally but solely as manager of the Owner Lessors under the Lessor LLC Agreements, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessors is made and intended not as a personal representation, undertaking and agreement by the Trust Company, but is made and intended for the purpose of binding only the Owner Lessors, (c) nothing herein contained shall be construed as creating any liability on the Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Parties hereto or by any Person claiming by, through or under the payment of any indebtedness or expenses of the Owner Lessors or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessors under this Agreement.

     SECTION 5.19.  Collective Action of Owner Lessors.  The Owner Lessors
                    ----------------------------------
owning more than fifty percent (50%) of the Undivided Interests ("Majority of
                                                                  -----------
Owner Lessors") shall control the action of the Owner Lessors when the Owner
-------------
Lessors are required to grant any consent or take any collective action under this Agreement.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


                         SOUTHERN ENERGY MID-ATLANTIC, LLC,
                         a Delaware limited liability company


                         By: /s/ Jennifer A. Cohen
                            ------------------------------------
                              Name: Jennifer A. Cohen
                              Title: Vice President
                              Date: December 18, 2000


                         MORGANTOWN OL1 LLC, MORGANTOWN OL2 LLC,
                         MORGANTOWN OL3 LLC, MORGANTOWN OL4 LLC,
                         MORGANTOWN OL5 LLC, MORGANTOWN OL6 LLC,
                         AND MORGANTOWN OL7 LLC

                         By:  WILMINGTON TRUST COMPANY
                              not in its individual capacity but solely as
                              Owner Manager under the Lessor LLC Agreements

                         By:  /s/ W. Chris Sponenberg
                            ------------------------------------
                              Name: W. Chris Sponenberg
                              Title: Assistant Vice President
                              Date: December 18, 2000